UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 23, 2011

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-03761 (Commission File Number)	75-0289970 (IRS Employer Identification No.)

12500 TI BOULEVARD
P.O. BOX 660199
DALLAS, TEXAS  75266-0199
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 995-3773

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On September 23, 2011, Texas Instruments Incorporated (“TI”) completed its previously announced acquisition of National Semiconductor Corporation (“National”).  Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 4, 2011 (the “Merger Agreement”), by and among TI, National and Orion Merger Corp., a wholly owned subsidiary of TI (“Merger Sub”), Merger Sub merged with and into National, with National continuing as the surviving corporation and as a wholly owned subsidiary of TI.

Under the terms of the Merger Agreement, each outstanding share of National common stock (other than treasury shares held by National and shares held by TI or its subsidiaries) was converted and exchanged into the right to receive $25.00 in cash, without interest.  The merger consideration was funded from available cash and the proceeds of debt issuances, including $3.5 billion of debt securities issued by TI in the second quarter of 2011.

Item 7.01                      Regulation FD Disclosure

On September 23, 2011, TI issued a news release relating to the completion of the acquisition of National.  The news release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 8.01                      Other Events

TI intends to assume, with effect as soon as practicable after the date hereof, all of the obligations of National under National’s 6.150% Senior Notes due 2012 ($375,000,000 in aggregate principal amount), 6.600% Senior Notes due 2017 ($375,000,000 in aggregate principal amount) and 3.950% Senior Notes due 2015 ($250,000,000 in aggregate principal amount), and under the indenture and supplemental indentures related thereto.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial statements of business acquired.

The historical financial statements of National required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)           Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)           Exhibits.

Designation of Exhibit in this Report	Description of Exhibit
99	Registrant’s News Release
Dated September 23, 2011 (furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: September 23, 2011	By:	/s/ JOSEPH F. HUBACH
Joseph F. Hubach
Senior Vice President, Secretary and
General Counsel